UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2011

Newmont Mining Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-31240	84-1611629
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6363 South Fiddlers Green Circle Greenwood Village, Colorado	80111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 863-7414

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”) was enacted. Section 1503 of the Act contains new reporting requirements regarding mine safety, including disclosing on a Current Report on Form 8-K the receipt of an imminent danger order under section 107(a) of the Federal Mine Safety and Health Act of 1977 (an “Order”) issued by the federal Mine Safety and Health Administration (“MSHA”).

On June 27, 2011, High Mark Construction LLC (“High Mark”), an independent contractor for Newmont USA Limited (the “Company”), a wholly owned subsidiary of Newmont Mining Corporation, received a verbal Order by an MSHA inspector concerning the work being performed by High Mark at the Company’s Emigrant project site alleging that brakes and seatbelts of the scrapers operating on the site were non-compliant. The verbal Order was issued without inspection. Upon inspection of the seatbelts, the seatbelts were determined to be compliant. Following inspection of the brakes, the Company made a prompt adjustment to the service brakes of one of the scrapers. As a result, the Order was terminated.

No accident or injury occurred at the Emigrant project site and no adverse material impact on the Company resulted from the conditions alleged in the Order.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: /s/ Stephen P. Gottesfeld
Name: Stephen P. Gottesfeld
Title: Vice President and General Counsel

Dated: July 1, 2011

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